EXHIBIT 2.1

                          SECURITIES EXCHANGE AGREEMENT

      This SECURITIES EXCHANGE AGREEMENT, dated as of February 6, 2002 (this "Agreement"), by and between Chell Group Corp., a New York corporation, with principal executive offices located at 14 Meteor Drive, Toronto, Ontario, M9W 1A4, Canada (the "Company"), and The Shaar Fund Ltd. ("Holder").

      WHEREAS, Holder is the beneficial owner of 389,610 shares of Series A 6% Convertible Preferred Stock (the "Wareforce Preferred Stock"), par value $0.001 per share of Wareforce.com, Inc., a Nevada Corporation ("Wareforce");

      WHEREAS, the Company is contemplating entering into a Merger Agreement (the "Merger Agreement") pursuant to which Wareforce will merger with and into a wholly owned subsidiary of the Company, with such wholly owned subsidiary of the Company being the surviving corporation in the merger (the "Merger");

      WHEREAS, pursuant to the terms of the Wareforce Preferred Stock, Holder is entitled to certain rights in connection with the Merger;

      WHEREAS, the Company deems it in the best interest of the Company and its shareholders to enter into this Agreement with the Holder prior to entering into the Merger Agreement;

      WHEREAS, the Holder desires to exchange Wareforce Preferred Stock for preferred stock of the Company upon the terms and conditions set forth in this Agreement;

      WHEREAS, the Holder has committed to invest up to an aggregate of $580,000 in the financing contemplated by the private offering conducted by the Company through Joseph Gunnar & Co. LLC pursuant to the Private Placement Memorandum (the "PPM") dated December 1, 2001, at the time of the closing of such aggregate financing in the amount of $3,000,000, including the aforesaid $580,000, on the terms specified in the PPM;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      I. PURCHASE AND SALE OF PREFERRED SHARES

            A. Transaction. The Company and the Holder hereby agree to exchange all of the Wareforce Preferred Stock beneficially owned by the Holder for 389,610 shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (collectively, the "Preferred Shares") having the designations, preferences and rights set forth in the Company's Certificate of Designation of Series B Convertible Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designations"), in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

            B. Exchange. On the date hereof, Holder shall deliver to the Company one or more certificates evidencing all of the Wareforce Preferred Stock, beneficially owned by the Holder, and the Company will deliver to the Holder one or more duly authorized, issued and executed certificates evidencing the Preferred Shares. Once the exchange contemplated by this Section I.B. is completed, it shall be final and irrevocable, whether or not the transactions contemplated by the Merger Agreement are consummated.
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      II. HOLDER'S REPRESENTATIONS AND WARRANTIES

      Holder represents and warrants to and covenants and agrees with the Company as follows:

      A. Holder is receiving the Preferred Shares and the Common Stock issuable upon conversion or redemption of the Preferred Shares (the "Conversion Shares" and, collectively with the Preferred Shares, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

      B. Holder is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

      C. Holder understands that the Securities are being offered and delivered by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Holder's compliance with, Holder's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption;

      D. Holder understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission.

      E. This Agreement has been duly and validly authorized, executed and delivered by Holder and is a valid and binding agreement of Holder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

      F. Neither Holder nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock, and neither Holder nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of common stock of the Company acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

      III. THE COMPANY'S REPRESENTATIONS

      The Company represents and warrants to Holder that:

      A. Capitalization.

      1. The authorized capital stock of the Company consists solely of: (x) 50,000,000 shares of Common Stock, of which 9,028,239 shares are issued and outstanding on the date hereof; and (y) 1,500,000 shares of preferred stock, none of which are outstanding As of the date hereof, the Company has outstanding stock options to purchase 1,737,550 shares of Common Stock and warrants outstanding to purchase up to 250,000 shares of Common Stock. The exercise price for each of such outstanding options and warrants is accurately set forth on
Schedule III.A.1. hereto.

      2. The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of, or in lieu of cash dividends on, the Preferred Shares will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

      3. Except as disclosed on Schedule III.A.3. hereto, there are no preemptive, subscription, "call," right of first refusal or other similar rights to acquire any capital stock of the Company or any of its Subsidiaries or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company or any of its Subsidiaries to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

      4. Schedule III.A.4. hereto lists all the subsidiaries of the Company (the "Subsidiaries"). Except as disclosed on Schedule III.A.4. hereto, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

      5. The Company has delivered to Holder complete and correct copies of the Certificate of Incorporation and the By-Laws of each of the Company and the Subsidiaries, in each case as amended to the date of this Agreement.

      B. Organization; Reporting Company Status.

      1. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

      2. The Company has registered the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is listed and traded on the Nasdaq Small Cap Market ("Nasdaq") and except as set forth on Schedule III B.2. hereto, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

      C. Authorization. The Company (i) has duly and validly authorized and reserved for issuance 4,000,000 shares of Common Stock, which is a number sufficient for the conversion of the 389,610 Preferred Shares in full, and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of Preferred Shares in full. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Preferred Shares and of the Conversion Shares, upon the conversion of, the Preferred Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. or any other applicable bankruptcy related code or laws (collectively, the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 or any other comparable bankruptcy related law in respect of the conversion of the Preferred Shares. The Company agrees, without cost or expense to Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362 or any other comparable bankruptcy related law.
Schedule III.C. hereto sets forth (i) all issuances and sales by the Company since August 31, 2001 of its capital stock, and other securities convertible into or exercisable or exchangeable for capital stock of the Company, (ii) the amount of such securities sold, including the amount of any underlying shares of capital stock, (iii) the purchaser thereof, (iv) the amount paid therefor, and
(v) the material terms of all outstanding capital stock of the Company (other than the Common Stock).

      D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to file, and perform its obligations under, the Certificate of Designation and to enter into the Documents (as hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance and delivery to Holder of the Securities). The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation with the New York Secretary of State's office, the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and the Certificate of Designation has been duly filed with New York Secretary of State's office by the Company, and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "Documents" means (i) this Agreement; (ii) the Registration Rights Agreement of even date herewith between the Company and Holder, a copy of which is annexed hereto as Exhibit B (the "Registration Rights Agreement"); and
(iii) the Certificate of Designation.

      E. Validity of Issuance of the Securities. The Preferred Shares and the Conversion Shares, upon their issuance in accordance with the Certificate of Designation, will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

      F. Non-contravention. Except as set forth on Schedule III.F., the execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, including, without limitation, the filing of the Certificate of Designation with New York Secretary of State's office, do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as defined in Section III.N.) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) any Law (as defined in Section III.L.) applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets.

      G. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Preferred Shares or the Conversion Shares to Holder as contemplated by this Agreement, and such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

      H. Commission Filings. Except as set forth on Schedule III.H, The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since January 1, 1999 (the "Commission Filings"). Except as set forth on Schedule III.H, as of their respective dates,
(i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

      I. Absence of Certain Changes. Since the Balance Sheet Date (as defined in
Section III.K.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company and the Subsidiaries, there has not existed any condition having or reasonably likely to have a Material Adverse Effect, and the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course.

      J. Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to Holder that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents.

      K. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Holder true and complete copies of the (i) audited balance sheet of the Company and the Subsidiaries as at August 31, 2001, 2000, 1999, respectively, and the related audited statements of income, changes in stockholders' equity and cash flows for the two fiscal years ended August 31, 2001 and 2000 including the related notes and schedules thereto and (ii) unaudited balance sheets of the Company and the Subsidiaries and the statements of income, changes in stockholders' equity and cash flows as at the end of and for its fiscal quarter ended November 30, 2001 including the related notes and schedules thereto, all certified by the chief financial officer of the Company (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes), and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at August 31, 2001 is hereinafter referred to as the "Balance

Sheet" and August 31, 2001 is hereinafter referred to as the "Balance Sheet Date". The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

      L. Compliance with Laws; Permits. Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "Laws") applicable to it or to the conduct of its business. The Company possesses all material permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business.

      M. Securities Law Matters. Assuming the accuracy of the representations and warranties of Holder set forth in Article II hereof, the offer and delivery by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold the Preferred Shares or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Shares or Common Stock, or any securities convertible into or exchangeable or exercisable for the Preferred Shares or Common Stock or any such other securities) within the one-year period next preceding the date hereof, except as disclosed on Schedule III.M. hereto, and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Preferred Shares or shares of Common Stock) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and delivery to Holder of the Preferred Shares (and the Conversion Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or affiliates in connection with the offer or delivery of the Preferred Shares (and the Conversion Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

      N. Property. Except as set forth on Schedule III.N., each of the Company and the Subsidiaries has good and marketable title to all of its assets and properties material to the conduct of its business, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "Liens").

      O. Registration Rights. Except as set forth on Schedule III.O., no person or entity has, and as of the Closing (as defined in Article VII), no Person shall have, any demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act, relating to any of its securities or to participate in any such registration statement.

      P. Investment Company Act. Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company nor any of the Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act.

      Q. Finder's Fee. There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Holder is liable or responsible.

      R. Investment Intent. The Company is receiving the Wareforce Preferred Stock for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

      S. Accredited Investor. The Company is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement,
(iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Wareforce Preferred Stock, and (iv) able to afford the loss of its investment in the Wareforce Preferred Stock.

      T. Exemption. The Company understands that the Wareforce Preferred Stock are is being offered and delivered by the Holder in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Holder is relying upon the accuracy of, and the Company's compliance with, the Company's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption;

      U. SEC Status. The Company understands that the Wareforce Preferred Stock have has not been approved or disapproved by the Commission or any state securities commission.

      V. Diligence. The Company has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, Wareforce or its representatives concerning Wareforce and the Wareforce Preferred Stock, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information which was provided to the extent Wareforce possesses such information or can acquire it without unreasonable effort or expense. The foregoing statement does not in any manner relate to the Company's due diligence efforts in connection with the transactions contemplated by the Merger Agreement (other than the transactions contemplated by this Agreement) and does not preclude the Company from conducting any further due diligence in connection with the transactions contemplated by the Merger Agreement (other than the transactions contemplated by this Agreement).

      W. No Reliance. The Company is not relying on the Holder or any of its affiliates, officers, employees or agents with respect to economic considerations involved in its investment in the Wareforce Preferred Stock.

      X. No Representations. No representations or warranties have been made to the Company by the Holder in connection with the transactions contemplated hereby or by the Merger Agreement, or any officer, employee, agent, affiliate or subsidiary of the Holder, other than the representations of the Holder contained herein, and in subscribing for the Wareforce Preferred Stock and/or entering into the Merger Agreement the Company is not relying upon any representations of the Holder or any of its affiliates, officers, employees or agents other than those contained herein.

      Y. AS IS BASIS. THE COMPANY IS RECEIVING THE WAREFORCE PREFERRED STOCK ON AN "AS IS" "WHERE IS" BASIS AND NOT IN RELIANCE ON ANY REPRESENTATION WARRANTY OR INFORMATION PROVIDED BY HOLDER, OR ANY OF ITS AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

      IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

      A. Restrictive Legend. Holder acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares and the Conversion Shares until such legend has been removed):

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

      B. Filings. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the delivery of the Securities to Holder as required by all applicable Laws, and shall provide a copy thereof to Holder promptly after such filing.

      C. Reporting Status. So long as Holder beneficially owns any of the Securities, the Company shall use its best efforts to timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

      D. Listing. Except to the extent the Company lists its Common Stock on The New York Stock Exchange the Company shall use its best efforts to maintain its listing of the Common Stock on Nasdaq. If the Common Stock is delisted from Nasdaq, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

      E. Reserved Conversion Shares. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of the Preferred Shares.

      F. Information. Each of the parties hereto acknowledges and agrees that Holder shall not be provided with, nor be given access to, any material non-public information relating to the Company or any of the Subsidiaries.

      G. Exemption from Investment Company Act. The Company shall conduct its business, and shall cause the Subsidiaries to conduct their businesses, in such a manner that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of the Investment Company Act.

      H. Accounting and Reserves. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with GAAP applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

      I. Debt Exchange. On or before March 31, 2002, the Company will convert its outstanding debt to VC Advantage Limited Partnership in the amount of $1,500,000 into long term debt with a maturity date for all of the principal after the third anniversary of the date hereof.

      J. Merger Agreement. The Company will not enter into the Merger Agreement or enter into a merger acquisition or other similar type transaction with Wareforce, unless the terms thereof provide that the Holder shall receive 21.5% of the aggregate consideration paid in connection with such transaction.

      K. Proxy. The Company agrees to include in the next proxy the Company sends to its shareholders after the date hereof a request that the Company's stockholders approve the issuance of all Common Stock required for the conversion of all Series B Preferred Stock, and to use its best efforts to obtain the approval of its stockholders for such request as soon as possible.

                         V. TRANSFER AGENT INSTRUCTIONS

      A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement shall be given to its transfer agent for the Common Stock and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Holder's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Holder provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Holder of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

      B. Holder shall have the right to convert the Preferred Shares by telecopying an executed and completed Notice of Conversion (as defined in the Certificate of Designation) to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as defined in the Certificate of Designation). The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Preferred Shares (together with certificates evidencing any Preferred Shares not being so converted) to Holder via express courier, by electronic transfer or otherwise, within five business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). Within 10 days after Holder delivers the Notice of Conversion to the Company, Holder shall deliver to the Company a certificate or certificates evidencing the Preferred Shares being converted.

      C. The Company understands that a delay in the issuance of the shares of Common Stock issuable upon the conversion of the Preferred Shares beyond the applicable, Delivery Date could result in economic loss to Holder. As compensation to Holder for such loss (and not as a penalty), the Company agrees to pay to Holder for late issuance of Common Stock issuable upon conversion of the Preferred Shares, the lesser of (i) $20,000 per calendar day of delay beyond ten business days after the Delivery Date, and (ii) an amount calculated in accordance with the following schedule (where "No. Calendar Days" is defined as the number of calendar days beyond ten (10) business days from the Delivery Date.

                                  Compensation For Each 100
                                           Shares
                                   of Preferred Shares Not
                                          Converted
                                  Timely or 1,000 Shares of
                                           Common
    No. Business Days              Stock Not Issued Timely
    -----------------              -----------------------

           1                               $   25
           2                                   50
           3                                   75
           4                                  100
           5                                  125
           6                                  150
           7                                  175
           8                                  200
           9                                  225
           10                                 250
       more than 10              $250 + $100 for each Calendar
                                 Day Late beyond 10 Calendar
                                 days.

      The Company shall pay to Holder the compensation described above by the transfer of immediately available funds upon Holder's demand. Nothing herein shall limit Holder's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Holder. In addition to any other remedies which may be available to Holder, in the event the Company fails for any reason to deliver such shares of Common Stock within five business days after the relevant Delivery Date, Holder shall be entitled to rescind the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Holder shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery. Notwithstanding the foregoing, the compensation amounts specified in this paragraph C due for a delayed issuance of Common Stock shall not accrue until Holder shall have delivered to the Company a certificate or certificates of the Preferred Shares being converted.

                            VI. DELIVERY INSTRUCTIONS

      The Preferred Shares shall be delivered by the Company to the Holder at the Closing (as defined below).

                                VII. CLOSING DATE

      The date and time (the "Closing Date") of the issuance and exchange of the Wareforce Preferred Stock for the Preferred Shares (the "Closing") shall be the date hereof.

                  VIII. CONDITIONS TO THE COMPANY'S OBLIGATIONS

      Holder understands that the Company's obligation to deliver the Securities on the Closing Date to Holder pursuant to this Agreement is conditioned upon:

      A. Delivery by Holder to the Company of one or more certificates representing all of the Wareforce Preferred Stock beneficially owned by the Holder;

      B. The accuracy on the Closing Date of the representations and warranties of Holder contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Holder in all material respects on or before the Closing Date of all covenants and agreements of Holder required to be performed by it pursuant to this Agreement on or before the Closing Date; and

      C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

                     IX. CONDITIONS TO HOLDER'S OBLIGATIONS

      The Company understands that Holder's obligation to deliver to the Company all of the Wareforce Preferred Stock beneficially owned by the Holder on the Closing Date pursuant to this Agreement is conditioned upon:

      A. Delivery by the Company to Holder of evidence that the Certificate of Designation has been filed and is effective;

      B. Delivery by the Company to the Holder of one or more certificates evidencing the Preferred Shares;

      C. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Holder by delivery of the certificate of the chief executive officer of the Company to that effect;

      D. Holder having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactorily to the Holder as to the matters set forth in Annex A;

      E. The Company shall have delivered to Holder reimbursement of Holder's out-of-pocket costs and expenses, whether or not accounted for or incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Holder's legal counsel), of $20,000;

      F. There shall not be in effect any Law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

      G. Delivery by the Company of irrevocable instructions to the Company's transfer agent to reserve 4,000,000 shares of Common Stock for issuance of the Conversion Shares;

      H. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company; and

      I. Holder shall have received such additional documents, certificates, payment, assignments, transfers and other delivers, deliveries as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                                 X. TERMINATION

      A. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Holder.

                          XI. SURVIVAL; INDEMNIFICATION

      A. The representations, warranties and covenants made by each of the Company and Holder in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

      B. The Company hereby agrees to indemnify and hold harmless Holder, its Affiliates and their respective officers, directors, partners and members (collectively, the "Holder Indemnitees") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses") and agrees to reimburse Holder Indemnitees for all out of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by Holder Indemnitees and to the extent arising out of or in connection with:

      1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

      2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

      3. the delivery to the Holder of the Preferred Shares and the conversion of the Preferred Shares and the consummation of the transactions contemplated by this Agreement and the other Documents, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Holder is a party thereto; or

      4. resales of the Common Shares by Holder in the manner and as contemplated by this Agreement and the Registration Rights Agreement.

      C. Holder hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees") from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel) in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

      1. any misrepresentation, omission of fact or breach of any of Holder's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Holder pursuant to this Agreement or the other Documents; or

      2. any failure by Holder to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Holder pursuant to this Agreement or the other Documents.

      D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Article XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

      E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association.

Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                               XII. GOVERNING LAW

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

                        XIII. SUBMISSION TO JURISDICTION

      Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and the other Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in Article XIX. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                            XIV. WAIVER OF JURY TRIAL

      TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

                           XV. COUNTERPARTS; EXECUTION

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                                  XVI. HEADINGS

      The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                               XVII. SEVERABILITY

      In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      XVIII. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

      This Agreement and the Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                  XIX. NOTICES

      Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

      A.    if to the Company, to:

                   Chell Group Corporation
                   14 Meteor Drive
                   Toronto, Ontario, M9W 1A4
                   Canada
                   Attention: Don Pagnutti
                   (416) 675-6666
                   (416) 675-6284

            with a copy to:

                   Mintz & Fraade, P.C.
                   488 Madison Avenue, Suite 1100
                   New York, NY 10022
                   Attention: Frederick M. Mintz, Esq.
                   (212) 486-2500
                   (212) 486-0701 (Fax)

      B.    if to Holder, to:

                   The Shaar Fund Ltd.
                   c/o Levinson Capital Management
                   35 East Grassy Spring Road
                   Yonkers, NY 10710
                   Attention: Samuel Levinson
                   (914) 395-0096
                   (914) 395-0059 (Fax)

            with a copy to:

                   Cadwalader, Wickersham & Taft
                   100 Maiden Lane
                   New York, NY 10038
                   Attention:  Dennis J. Block, Esq.
                   (212) 504-5555
                   (212) 504-5557 (Fax)

The Company or Holder may change the foregoing address by notice given pursuant to this Article XIX.

                               XX. CONFIDENTIALITY

      Each of the Company and Holder agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

                                 XXI. ASSIGNMENT

      This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Holder may assign its rights and obligations hereunder, in whole or in part, to any Affiliate of Holder.

                            [SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                        CHELL GROUP CORPORATION

                                        By: ____________________________________
                                        Name:
                                        Title:


                                        THE SHAAR FUND LTD.

                                        BY: SHAAR ADVISORY SERVICES, N.V.
                                            (THE ADVISOR TO THE SHAAR FUND
                                            LTD.)

                                            By: ________________________________
                                            Name:  Hugo van Neutegem
                                            Title: Managing Director

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                                               SCHEDULE III.A.1.

                     EXERCISE PRICES OF OPTIONS AND WARRANTS

1. Exercise price of outstanding options granted pursuant to the Chell Group Corporation Stock Option Plan: $1.00

2.    Exercise price of an aggregate of 200,000 Common Share Purchase Warrants:
      $3.00. Exercise price of an aggregate of 50,000 Common Share Purchase
      Warrants: $4.375.

                                                               SCHEDULE III.A.3.

           PREEMPTIVE, SUBSCRIPTION, "CALL," RIGHT OF FIRST REFUSAL OR
                                 SIMILAR RIGHTS

      None

                                                               SCHEDULE III.A.4.

                                  SUBSIDIARIES

                         (A) Wholly-owned subsidiaries

            o     Chell Merchant Capital Group
            o     NTN Interactive Network Inc.
            o     GalaVu Entertainment Network Inc.
            o     Magic Lantern Communications Ltd.
            o     1113659 Ontario Ltd., operating as Viewer Services
            o     Tutorbuddy.com Inc.
            o     348751 Canada Inc.
            o     Chell.com USA Inc.

                        (B) Partially Owned Subsidiaries

            o     Engyro, Inc.                  (22.1%)

            o     cDemo Inc.                    (14.3%)

            o     Sonoptic Technologies Inc.      (75%)

                                                                 SCHEDULE III.C.

                        ISSUANCES AND SALES OF SECURITIES

      (i) Since August 31, 2001, the Company has issued 463,051shares of its Capital Stock in satisfaction of an outstanding obligation of one of its subsidiaries.

      (ii) There is no other outstanding capital stock of the Company, other than Common Stock.

                                                                 SCHEDULE III.F.

                                  CONTRAVENTION

      None

                                                                 SCHEDULE III.H.

                                   SEC FILINGS

      The following filing was not timely filed with the Commission by the
Company:

      Form 8K with respect to the Purchase and Sale Agreement dated as of August 4, 2000 by and between the Company, Chell Merchant Capital Group, Cameron Chell and Chell.com Ltd. which was filed without all of the requisite certified financial statements.

                                                                 SCHEDULE III.M.

                             SECURITIES LAW MATTERS

      The Company has not issued any shares of its Preferred Stock within the one-year period preceding the date of the Securities Exchange Agreement.

      The Company has made a number of offers of its shares of Common Stock within the one-year period preceding the date of the Securities Exchange Agreement.

                                                                 SCHEDULE III.N.

                                  ENCUMBRANCES

            o     Secured Parties

      1.    1000728 Ontario Limited

      2. Arthur Anderson Inc. in its capacity as Interim Receiver for Gala Vu Entertainment Inc.

      3.    Canadian Advantage Limited Partnership

      4.    The Bank of Montreal

      5.    Big Fish Ltd.

                                                                 SCHEDULE III.O.

                               REGISTRATION RIGHTS

      The Company has agreed to register the following:

      1. Issuance of 463,051 shares to Canadian Imperial Bank of Commerce

      2. Shares to be issued to investors in the Private Offering conducted by the Company through Joseph Gunnar & Co. LLC pursuant to the Private Placement Memorandum dated December 1, 2001.

      3. Shares to be issued pursuant to the Share Purchase Agreement by and among Chell Group Corporation, Chell Merchant Capital Group, Inc., Melanie Johannesen, Randy Baxandall, Morris Chynoweth, Elaine Chynoweth, the Johannesen Family Trust, the Baxandall Family Trust, the Merc Family Trust, Logicorp Data Systems Ltd., 123557 Alberta Ltd., Logicorp Service Group Ltd. and 591360 Alberta Ltd.

      4. Shares to be issued pursuant to the Agreement and Plan of Merger and Reorganization by and among Chell Group Corporation, Chell Group Corporation in trust for Chell SSI Acquisition Corp., and Stardrive Solutions, Inc.

      5. Shares subject to and included in the Form S-1 Registration Statement pending with the SEC.

      6. Shares underlying options granted to Advantage (Bermuda) Fund Ltd.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                        CHELL GROUP CORPORATION

                                        By: ____________________________________
                                        Name:
                                        Title:


                                        TRITON PRIVATE EQUITIES FUND, L.P.

                                        BY: TRITON CAPITAL MANAGEMENT, LLC.
                                            GENERAL PARTNER

                                            By: ________________________________
                                            Name:  John C. Tausche
                                            Title: Managing Member

                                                                         ANNEX A

                                 FORM OF OPINION

1.1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of __________, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties or conducts business, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Commission Filings.

2.2. The authorized capital stock of the Company consists of __________ shares of Common Stock, par value $_____ per share (the "Common Stock"), and __________ shares of Preferred Stock, par value $_____ per share.

3.3. When delivered to you or upon your order against receipt of the agreed consideration therefor in accordance with the provisions of the Documents, the Securities will be duly authorized and validly issued, fully paid and nonassessable.

4.4. The Company has the requisite corporate power and authority to enter into the Documents and to sell and deliver the Securities as described in the Documents; each of the Documents has been duly and validly authorized by all necessary corporate action by the Company; each of the Documents has been duly and validly executed and delivered by and on behalf of the Company, and is valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally.

5.5. Except as set forth on the Schedules to the Securities Exchange Agreement, the execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated thereby, including, without limitation, the filing of the Certificate of Designation with the New York Secretary of State's office, do not, and compliance with the provisions of the Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit known to us and applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) any Law applicable to, or, to the best of our knowledge, any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets. To the best of our knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance by the Company of the Documents or the consummation by the Company of the transactions contemplated thereby.

6.6. When issued, the Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. The Conversion Shares issuable upon conversion of the Preferred

Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

7.7. Based on Holder's representations contained in this Agreement, the offer and delivery of the Preferred Shares are exempt from the registration requirements of the Securities Act.

8.8. Neither the Company nor any of its subsidiaries is, or will be after the consummation of the transactions contemplated by this Agreement and the other Documents and the use of the proceeds from the sale of the Securities, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                   EXHIBIT "A"

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                             CHELL GROUP CORPORATION

                                   ----------

           Pursuant to Section 502(d) of the Business Corporation Law
                            of the State of New York

                                   ----------

      Chell Group Corp., a corporation organized and existing under the State of New York (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on January 22, 2002, in accordance with the provisions of Section 708(b) of the Business Corporation Law of the State of New York;

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

      Series "B" Convertible Preferred Stock:

                                    ARTICLE 1
                                   DEFINITIONS

      The terms defined in this Article whenever used herein have the following respective meanings:

      (a) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

      (b) "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

      (c) "Capital Shares" means the Common Shares and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.

      (d) "Common Shares" or "Common Stock" means shares of common stock, par value $ .0467 per share, of the Corporation.

      (e) "Common Stock Issued at Conversion", when used with reference to the securities issuable upon conversion of the Series B Preferred Stock, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which the Series B Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

      (f) "Conversion Date" means any day on which all or any portion of shares of the Series B Preferred Stock is converted in accordance with the provisions hereof.

      (g) "Conversion Notice" means a written notice of conversion substantially in the form annexed hereto as Annex I.

      (h) "Conversion Price" means on any date of determination the applicable price for the conversion of shares of Series B Preferred Stock into Common Shares on such day as set forth in Section 6.1.

      (i) "Corporation" means Chell Group Corporation, a New York corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

      (j) "Current Market Price" means on any date of determination the closing bid price of a Common Share in the regular day session on such day as reported on Nasdaq; provided, if such security is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market in the regular day session on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be.

      (k) "Holder" means The Shaar Fund Ltd. and Triton Private Equities Fund L.P., any successor thereto, or any Person or Persons to whom the Series B Preferred Stock is subsequently transferred in accordance with the provisions hereof.

      (l) "Issue Date" means, as to any share of Series B Preferred Stock, the date of issuance of such share.

      (m) "Junior Securities" means all capital stock of the Corporation.

      (n) "Liquidation Preference" means, with respect to a share of the Series B Preferred Stock, an amount equal to the sum of (i) the Stated Value thereof, plus (ii) an amount equal to 30% of such Stated Value.

      (o) "Mandatory Conversion Date" has the meaning set forth in Section 6.5.

      (p) "Nasdaq" means the Nasdaq Market.

      (q) "Outstanding", when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

      (r) "Person" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

      (s) "Registration Rights Agreement" means those certain Registration Rights Agreements dated as of February 8, 2002 between the Corporation and The Shaar Fund Ltd. and the Corporation and Triton Private Equities Fund L.P.

      (t) "SEC" means the United States Securities and Exchange Commission.

      (u) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

      (v) "Securities Exchange Agreement" means those certain Securities Exchange Agreements dated February 8, 2002 between the Corporation and The Shaar Fund Ltd. and the Corporation and Triton Equities Fund L.P.

      (w) "Series B Preferred Shares" or "Series B Preferred Stock" means the shares of Series B Convertible Preferred Stock of the Corporation or such other convertible preferred stock of the Corporation as may be exchanged therefor.

      (x) "Stated Value" has the meaning set forth in Article 2.

      (y) "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

      (z) "Trading Day" means any day on which (a) purchases and sales of securities authorized for quotation on Nasdaq are reported thereon, (b) no event which results in a material suspension or limitation of trading of the Common Shares on Nasdaq has occurred and (c) at least one bid for the trading of Common Shares is reported on Nasdaq.

      (aa) "Valuation Event" has the meaning set forth in Section 6.1.

      (bb) "Valuation Period" means the period of 10 Trading Days immediately preceding the Conversion Date; provided, however, that if a Valuation Event occurs during a Valuation Period on a date less than 5 Trading Days before the Conversion Date, the Valuation Period shall be extended until the date 5 Trading Days after the occurrence of the Valuation Event.

      All references to "cash" or "$" herein mean currency of the United States of America.

                                    ARTICLE 2
                             DESIGNATION AND AMOUNT

      The designation of this series, which consists of 450,000 shares of Preferred Stock, shall be Series B Convertible Preferred Stock (the "Series B Preferred Stock") and the stated value shall be $10 per share (the "Stated Value").

                                    ARTICLE 3
                                      RANK

      The Series B Preferred Stock shall rank prior to any other capital stock of the Corporation.

                                    ARTICLE 4
                                    DIVIDENDS

      If the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off) on shares of its Common Stock, then, and in each such case, the Corporation shall declare, order, pay and make the same dividend or distribution to each Holder of Series B Preferred Stock as would have been made with respect to the number of Common Shares the Holder would have received had it converted all of its Series B Preferred Shares, immediately prior to such dividend or distribution.

                                    ARTICLE 5
              LIQUIDATION PREFERENCE; MERGERS, CONSOLIDATIONS, ETC.

      (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding-up unless prior thereto, the Holders of shares of Series B Preferred Stock, subject to this Article 5, shall have received the Liquidation Preference with respect to each share.

      (b) Except as set forth on Schedule 5(b), which is attached hereto, in case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Corporation is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Corporation), sell, convey, transfer, or otherwise dispose of all or substantially all its property, assets or business to another person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation, then each Holder of Series B Preferred Stock shall have the right thereafter, at its sole option, either (x) to require the Corporation to deem such Fundamental Corporate Change to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such Fundamental Corporate Change an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Series B Preferred Stock,
(y) to receive the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which such Series B Preferred Stock may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change or (z) require the Corporation, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, to execute and deliver to the Holder shares of its Preferred Stock with substantial identical rights, preferences, privileges, powers, restrictions and other terms as the Series B Preferred Stock equal to the number of shares of Series B Preferred Stock held by such Holder immediately prior to such Fundamental Corporate Change; provided, that all Holders of Series B Preferred Stock shall be deemed to elect the option set forth in clause (x) above if at least a majority in interest of such Holders elect such option. For purposes of this
Section 5(b), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 5(b) shall similarly apply to successive Fundamental Corporate Changes.

                                    ARTICLE 6
                          CONVERSION OF PREFERRED STOCK

      Section 6.1 Conversion; Conversion Price

      At the option of the Holder, the shares of Series B Preferred Stock may be converted, either in whole or in part, into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share) at any time and from time to time following the Issue Date at a Conversion Price per share of Common Stock equal to $1.00 (subject to adjustment for any stock split or stock combination to occur after the date hereof), (the "Conversion Price"). The number of shares of Common Stock due upon conversion of Series B Preferred Stock shall be (i) the number of shares of Series B Preferred Stock to be converted, multiplied by (ii) the Stated Value and divided by (iii) the applicable Conversion Price.

      Within two Business Days of the occurrence of a Valuation Event, the Corporation shall send notice thereof to each Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, the Holder may convert some or all of its Series B Preferred Stock, at its sole option, at a Conversion Price equal to the Current Market Price on any Trading Day during the Valuation Period.

      For purposes of this Section 6.1, a "Valuation Event" shall mean an event in which the Corporation takes any of the following actions:

      (a) subdivides or combines its Capital Shares; or

      (b) makes any distribution on its Capital Shares without reasonable consideration;

      Section 6.2 Exercise of Conversion Privilege

      (a) Conversion of the Series B Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed Conversion Notice to the Corporation. Each date on which a Conversion Notice is telecopied to the Corporation in accordance with the provisions of this Section 6.2 shall constitute a Conversion Date. The Corporation shall convert the Preferred Stock and issue the Common Stock Issued at Conversion, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the Persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver the shares of Series B Preferred Stock to the Corporation by express courier within 30 days following the Conversion Date. Upon surrender for conversion, the Preferred Stock shall be accompanied by a proper assignment thereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock Issued at Conversion in accordance with the provisions of this Article 6, and (ii) cause to delivered by overnight courier to the Holder (y) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, and (z) cash, as provided in Section 6.3, in respect of any fraction of a Common Share issuable upon such conversion. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Series B Preferred Stock shall have been surrendered as aforesaid, and at such time the rights of the Holder of the Series B Preferred Stock, as such, shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.3), to surrender the Series B Preferred Stock and to release the Corporation from all liability thereon. No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

      (b) If, at any time (i) the Corporation challenges, disputes or denies the right of the Holder thereof to effect the conversion of the Series B Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 6.2 or (ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder thereof to effect the conversion of the Series B Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation promptly to redeem the Series B Preferred Stock for cash at a redemption price equal to 135% of the Stated Value thereof together with all accrued and unpaid dividends (whether or not earned or declared, whether or not there were funds legally available for the payment of dividends and whether or not a Dividend Payment Due Date has occurred since the last dividend payment) thereon (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

      (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. or any other comparable applicable bankruptcy related law (the "Bankruptcy Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 or any other comparable applicable bankruptcy related law in respect of the Holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 or any other comparable applicable bankruptcy related law in respect of the conversion of the Series B Preferred Stock. The Corporation agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362 or any other comparable applicable bankruptcy related law.

      Section 6.3 Fractional Shares

      No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series B Preferred Stock, the

Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

      Section 6.4 Adjustments to Conversion Price

      For so long as any shares of the Series B Preferred Stock are outstanding, if the Corporation issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Shares at a purchase price that is lower than the Conversion Price on the date of issuance of such Common Shares, (B) warrants or options with an exercise price on the date of issuance thereof that is lower than the Conversion Price for the Holder on such date, except for warrants or options issued pursuant to employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements, then the Conversion Price shall be reduced to equal the lowest of any such purchase price, exercise price or exchange price, and the number of shares of Common Stock into which the Series B Preferred Stock is convertible pursuant to Section 6.1 shall be correspondingly adjusted. After such reduction, the Conversion Price shall never exceed the Conversion Price as so reduced, in spite of any subsequent increase in the Current Market Price.

      Section 6.5 Mandatory Conversion

      (a) On the third anniversary of the date of this Certificate of Designation (the "Mandatory Conversion Date"), the Corporation shall convert all Series B Preferred Stock outstanding, at the Conversion Price utilizing the Stated Value as the value of each share of Series B Preferred Stock, into shares of Common Stock registered for resale in open market transactions on the Registration Statement (as defined in the Registration Rights Agreement), which Registration Statement shall then be effective under the Securities Act; provided that if the Current Market Price of the Common Stock on the Mandatory Conversion Date is below $1.50 (subject to adjustment for any stock split or stock combination to occur after the date hereof), the Company shall redeem all the Series B Preferred Stock then outstanding at a price per share in cash equal to the Stated Value of each share of Series B Preferred Stock.

      (b) In the event the Company fails to comply with the covenant of the Company specified in Section IV I of the Securities Exchange Agreement, the Company will promptly redeem all outstanding Series B Preferred Stock at a price in cash equal to 125% of the Stated Value thereof.

      Section 6.6 Certain Conversion Limitations

      (a) Notwithstanding anything herein to the contrary, the Holder shall not have the right, and the Corporation shall not have the obligation, to convert all or any portion of the Series B Preferred Stock (and the Corporation shall not have the right to pay dividends on the Series B Preferred Stock in shares of Common Stock) if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion (or payment of dividends) would result in the Holder being deemed the "beneficial owner" of more than 5% of the then Outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then Outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series B Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then Outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series B Preferred Stock, and the Holder shall have no interest in or rights under such Redemption Shares. Such redemption shall be for cash at a redemption price equal to 125% of the Stated Value of the Redemption Shares. All amounts payable to Holder pursuant to this Section 6.6(a) shall be paid immediately and in no event later than twenty (20) Business Days after the determination that redemption is required pursuant to this Section 6.6(a).

      (b) Notwithstanding anything herein to the contrary, if and to the extent that, on any date (the "Section 16 Determination Date"), the holding by the Holder of shares of the Series B Preferred Stock would result in the Holder's becoming subject to the provisions of Section 16(b) of the Exchange Act in virtue of being deemed the "beneficial owner" of more than 10% of the then Outstanding shares of Common Stock, then the Holder shall not have the right, and the Corporation shall not have the obligation, to convert so many of such Holder's shares of Series B Preferred Stock (the "Section 16 Redemption Shares") as shall cause such Holder to be deemed the beneficial owner of more than 10% of the then Outstanding shares of Common Stock during the period ending 60 days after the Section 16 Determination Date. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 10% of the then Outstanding shares of Common Stock for the purposes of such Section 16(b), then the Corporation shall redeem the Section 16 Redemption Shares. Upon such determination by a court of competent jurisdiction, the Section 16 Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series B Preferred Stock, and the Holder shall have no interest in or rights under such Section 16 Redemption Shares. Such redemption shall be for cash at a redemption price equal to 105% of the Stated Value of the Section 16 Redemption Shares. All amounts payable to Holder pursuant to this Section 6.6(b) shall be paid immediately and in no event later than twenty (20) Business Days after the determination that redemption is required pursuant to this Section 6.6(b).

      (c) Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of Nasdaq or any other stock market rules with which the Corporation shall be required to comply, but only to the extent required thereby, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series B Preferred Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series B Preferred Stock, would equal or exceed 20% of the number of shares of the Corporation's Common Stock which were issued and Outstanding on the Issue Date (the "Maximum Issuance Amount").

To the extent that such approval is required, the Corporation agrees to use its best efforts to take all action to obtain such stockholder approval as soon as possible. In the event that a properly executed Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (a) converting the number of shares of Series B Preferred Stock stated in the Conversion Notice which is not in excess of the Maximum Issuance Amount and (b) redeeming the remaining number of shares of Series B Preferred Stock stated in the Conversion Notice in cash at a price equal to 125% of the Stated Value thereof, on the total number of shares stated in the Conversion Notice; ; provided, however, that the Corporation shall not be required to redeem the remaining shares pursuant to clause (b) for a 60 day period so long as during such 60-day period the Corporation is continuously using its best efforts to obtain the necessary stockholder approval; provided, further, however, that if the Corporation is unable to obtain the necessary stockholder approval during such 60-day period as a result of a delay of obtaining the approval of the SEC for the relevant proxy, such 60-day period shall be extended by 30-days. All amounts payable to Holder pursuant to this
Section 6.6(c) shall be paid immediately and, in no event later than twenty (20) Business Days after the delivery of the Conversion Notice pursuant to the previous sentence.

      Section 6.7 Injunction

      In the event a Holder shall elect to convert any Series B Preferred Stock, the Corporation shall not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of any Series B Preferred Stock shall have been sought and obtained. The Corporation shall have two (2) Business Days after the Corporation's receipt of a Conversion Notice pursuant to Section 6.2(a) to notify the Holder in writing of its intent to seek an injunction from a court (the "Injunction Notice"). In the event the Holder shall not have received the Injunction Notice within such two Business Day period, the Corporation shall promptly honor such Conversion Notice in accordance with
Section 6.2(a). Immediately following the Holder's receipt of the Injunction Notice, the five (5) Business Day time period for conversion of the Series B Preferred Stock in Section 6.2(a) shall be extended until the earlier to occur of (i) the date on which a court of competent jurisdiction grants a final, non-appealable permanent injunction on the applicable conversion, (ii) the date on which a court of competent jurisdiction dismisses the Corporation's action seeking a temporary or permanent injunction on the applicable conversion and such dismissal is final and non-appealable, or (iii) the date which is four (4) weeks from the date the Holder received the Injunction Notice. The provisions of this Certificate of Designation, including, but not limited to, the provisions of this Section 6.7, shall not in any way affect the rights of the Holder under
Section 6.2(b).

                                    ARTICLE 7
                                  VOTING RIGHTS

      The Holders of the Series B Preferred Stock have no voting power, except as otherwise provided by the Business Corporation of Law of New York (the "BCL"), in this Article 7, and in Article 8 below.

      Notwithstanding the above, the Corporation shall provide each Holder of Series B Preferred Stock with prior notification of any meeting of the shareholders (and copies of all proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice thereof to each Holder at least 30 days prior to the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, together with a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under the BCL the vote of the Holders of the Series B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the outstanding shares of Series B Preferred Stock (except as otherwise may be required under the BCL shall constitute the approval of such action by the class. To the extent that under the BCL, holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of all proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the BCL

                                    ARTICLE 8
                              PROTECTIVE PROVISIONS

      So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided in the BCL) of the Holders of at least a 80% of the then outstanding shares of Series B Preferred Stock:

      (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock;

      (b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series B Preferred Stock;

      (c) increase the authorized number of shares of Series B Preferred Stock;
or

      (d) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the Holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code of 1986, as hereafter from time to time amended).

      In the event Holders of least a majority of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the Holders of the Series Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of this Certificate of Designation as in effect prior to such alteration or change or to continue to hold their shares of Series B Preferred Stock.

      Notwithstanding anything to the contrary herein, if at any time the Corporation shall "spin-off" certain of its assets or businesses by transferring, directly or indirectly, such assets or businesses to a Subsidiary of the Corporation ("Spinco") and making a dividend (the "Spin-off Dividend") to the Corporation's stockholders of the shares of capital stock of Spinco, then prior to making the Spin-off Dividend, the Corporation shall cause Spinco to issue to each Holder that number of shares of preferred stock of Spinco with substantially identical rights, preferences, privileges, powers, restrictions and other terms as the Series B Preferred Stock equal to the number of shares of Series B Preferred Shares held by such Holder immediately prior to the Spin-off Dividend.

                                    ARTICLE 9
                                  MISCELLANEOUS

      Section 9.1 Loss, Theft, Destruction of Preferred Stock

      Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series B Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series B Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series B Preferred Stock, new shares of Series B Preferred Stock of like tenor. The Series B Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 9.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series B Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

      Section 9.2 Who Deemed Absolute Owner

      The Corporation may deem the Person in whose name the Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series B Preferred Stock for the purpose of receiving payment of dividends on the Series B Preferred Stock, for the conversion of the Series B Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series B Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

      Section 9.3 Fundamental Corporate Change

      In the case of the occurrence of any Fundamental Corporate Change described in Section 5(b), the Corporation shall cause to be mailed to the Holder of the Series B Preferred Stock at its last address as it appears in the Corporation's security registry, at least 20 days prior to the applicable record, effective or expiration date specified in connection therewith (or, if such 20 days notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such corporate action, or if a record is not to be taken, the date as of which the Holders of record of Series B Preferred Stock to be entitled to any dividend, distribution, issuance or granting of rights, options or warrants are to be determined or the date on which such Fundamental Corporate Change is expected to become effective, and (y) the date as of which it is expected that Holders of record of Series B Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such Fundamental Corporate Change.

      Section 9.4 Register

      The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series B Preferred Stock. Upon any transfer of the Series B Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the register of Series B Preferred Stock.

      Section 9.5 Withholding To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series B Preferred Stock.

      Section 9.6 Headings

      The headings of the Articles and Sections of this Certificate of Designation are inserted for convenience only and do not constitute a part of this Certificate of Designation.

      Section 9.7 Severability

      If any provision of this Certificate of Designation, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Certificate of Designation and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      Section 9.8 Specific Enforcement, Consent to Jurisdiction

      The Corporation and Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Certificate and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Each of the Corporation and Holder hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                            [SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officers on January 23, 2002.

                                        CHELL GROUP CORP.

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                         ANNEX I

                            FORM OF CONVERSION NOTICE

      TO: Chell Group Corporation

      The undersigned owner of this Series B 0% Convertible Preferred Stock (the "Series B Preferred Stock") issued by Chell Group Corporation (the "Corporation") hereby irrevocably exercises its option to convert __________ shares of the Series B Preferred Stock into shares of the common stock, par value $_____$.01 per share ("Common Stock"), of the Corporation in accordance with the terms of the Certificate of Designation. The undersigned hereby instructs the Corporation to convert the number of shares of the Series __B Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 6 of the Certificate of Designation. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion and the recertificated Series B Preferred Stock, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Designation. So long as the Series B Preferred Stock shall have been surrendered for conversion hereby, the conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a Holder of the Series B Preferred Stock shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

Date and time: ______________________


                                        ________________________________________
                                        Signature

Fill in for registration of Series B Preferred Stock:

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________
Please print name and address (including zip code number)

                                   Exhibit "A"

      The Corporation's planned acquisition of Stardrive Solutions, Inc, Logicorp Data Systems, Ltd. and Wareforce.com, Inc. are not each a Fundamental Change, as such term is defined in Article 5(b) of the Certificate of
Designation:

                                   EXHIBIT "B"

                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT, dated as of February 6, 2002 (this "Agreement"), by and between Chell Group Corp., a New York corporation, with principal executive offices located at 14 Meteor Drive, Toronto, Ontario, M9W 1A4, Canada (the "Company"), and Triton Private Equities Fund, L.P. (the "Initial Investor").

            WHEREAS, upon the terms and subject to the conditions of the Securities Exchange Agreement dated as of February 6, 2002, by and between the Initial Investor and the Company (the "Securities Exchange Agreement"), the Company has agreed to issue and sell to the Initial Investor 64,935 shares of Series B 0% Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares") which, upon the terms of and subject to the conditions of the Company's Certificate of Designation of Series B 0% Convertible Preferred Stock (the "Certificate of Designation"), are convertible into shares of the Company's common stock, par value $.0467 per share (the "Common Stock");

            WHEREAS, Initial Investor has committed to participate in the private placement by the Company of its 8% Convertible Notes (the "Convertible Notes"), by purchasing a portion of the Convertible Notes, subject to certain terms and conditions; and

            WHEREAS, to induce the Initial Investor to execute and deliver the Securities Exchange Agreement, the Company has agreed to provide with respect to the Common Stock issued or issuable on the Preferred Shares, upon conversion of the Preferred Shares certain registration rights under the Securities Act;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Definitions

            (a) As used in this Agreement, the following terms shall have the meanings:

                  (i) "Affiliate," of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

                  (ii) "Closing Date" means the date and time of the issuance and sale of the Preferred Shares.

                  (iii) "Commission" means the Securities and Exchange
Commission.

                  (iv) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                  (v) "Investor" means each of the Initial Investor and any transferee or assignee of Registrable Securities which agrees to become bound by all of the terms and provisions of this Agreement in accordance with Section 8 hereof.

                  (vi) "Merger Agreement" shall have the meaning assigned such term in the Securities Exchange Agreement.

                  (vii) "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  (vii) "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

                  (viii) "Public Offering" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

                  (ix) "Registrable Securities" means the Common Stock issued or issuable upon the conversion or redemption of the Preferred Shares or the conversion, prepayment or repayment of the Convertible Notes; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

                  (xi) "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits to and other material incorporated by reference in such registration statement and Prospectus.

                  (xii) "Restricted Security" means any share of Common Stock issued or issuable on the Preferred Shares, upon conversion or redemption of the Preferred Shares except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                  (xiii) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

      (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Securities Exchange Agreement.

      2. Registration

      (a) Filing and Effectiveness of Registration Statement. The Company shall prepare and file with the Commission not later than 120 days after the Closing Date, a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, but in no event later than 270 days after the Closing Date; provided, however, that if the effectiveness of the Registration Statement is delayed directly as a result of disclosure in the Registration Statement relating to the transactions contemplated by the Merger Agreement, such 270 day period shall be extended for an additional 60 days. The Company shall promptly (and, in any event, no more than 48 hours after it receives comments from the Commission), notify the Initial Investor when and if it receives any comments from the Commission on the Registration Statement and promptly forward a copy of such comments, if they are in writing, to the Initial Investor and the Company shall use its best efforts to respond to any such comments within 20 days after their receipt. At such time after the filing of the Registration Statement pursuant to this Section 2(a) as the Commission indicates, either orally or in writing, that it has no further comments with respect to such Registration Statement or that it is willing to entertain appropriate requests for acceleration of effectiveness of such Registration Statement, the Company shall promptly, and in no event later than two business days after receipt of such indication from the Commission, request that the effectiveness of such Registration Statement be accelerated within 48 hours of the Commission's receipt of such request. The Company shall not include any other securities in the Registration Statement relating to the offer and sale of the Registrable Securities, except as set forth on the attached Schedule 2(a) The Company shall notify the Initial Investor by written notice that such Registration Statement has been declared effective by the Commission within 24 hours of such declaration by the Commission.

      (b) Registration Default. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a), is not (i) filed with the Commission within 120 days after the Closing Date or (ii) declared effective by the Commission within 270 days after the Closing Date or, if the proviso in Section 2(a) shall be applicable, 330 days after the Closing Date (either of which, as applicable, without duplication, an "Initial Date"), then the Company shall make the payments to the Initial Investor as provided in the next sentence as liquidated damages and not as a penalty. The amount to be paid by the Company to the Initial Investor shall be determined as of each Computation Date (as defined below), and such amount shall be equal to 1% (the "Liquidated Damage Rate") of the Stated Value (as defined in the Certificate of Designation) of the outstanding Preferred Shares (as defined in the Securities Exchange Agreement) from the Initial Date to the first Computation Date and for each Computation Date thereafter, calculated on a pro rata basis to the date on which the Registration Statement is filed with (in the event of an Initial Date pursuant to clause (i) above) or declared effective by (in the event of an Initial Date pursuant to clause (ii) above) the Commission (the "Periodic Amount") provided, however, that in no event shall the liquidated damages be less than $25,000; provided, further, however, that if the Registration Statement is not declared effective by the Commission within 270 days after the Initial Date set forth in clause (ii) above, or, if the proviso in Section 2(a) is applicable, 330 days after the Initial Date set forth in clause (ii) above, then the Liquidated Damage Rate shall increase to 2%; provided, further, however, that the Liquidated Damage Rate shall increase by 1% for each 60 day period after the 270th day after the Initial Date set forth in clause (ii) above or, if the proviso in Section 2(a) is applicable, 330 days after the Initial Date set forth in clause (ii) above, that the Registration Statement is not declared effective by the Commission. The full Periodic Amount shall be paid by the Company to the Initial Investor by wire transfer of immediately available funds within three days after each Computation Date.

      As used in this Section 2(b), "Computation Date" means the date which is 30 days after the Initial Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(a) has not theretofore been filed or declared effective by the Commission, each date which is 30 days after the previous Computation Date until such Registration Statement is so filed or declared effective.

      (c) Eligibility for Use of Form S-3. The Company agrees that at such time as it meets all the requirements for the use of Securities Act Registration Statement on Form S-3 it shall use its best efforts to file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

      (d)(i) If the Company proposes to register any of its warrants, Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each Investor, which notice shall set forth such Investor's rights under this Section 2(d) and shall offer such Investor the opportunity to include in such registration statement such number of Registrable Securities as such Investor may request. Upon the written request of any Investor made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Investor), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by each Investor, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that (A) if such registration involves a Public Offering, each Investor must sell its Registrable Securities to any underwriters selected by the Company with the consent of such Investor on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to each Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company's obligations under this Section 2(e) 2(d) shall terminate on the date that the registration statement to be filed in accordance with Section 2(a) is declared effective by the Commission.

      (ii) If a registration pursuant to this Section 2(d) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of common stock, warrants or other shares of common stock that the Company and the Investors intend to include in such registration exceeds the largest number of shares of common stock or warrants (including any other shares of common stock or warrants of the Company) that can be sold without having an adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only such number of shares of Common Stock or warrants, as applicable, as does not exceed the Maximum Offering Size, and the number of shares in the Maximum Offering Size shall be allocated among the Company, the Investors and any other sellers of common stock or warrants in such Public Offering ("Third-Party Sellers"), first, pro rata among the Investors until all the shares of common stock or warrants originally proposed to be offered for sale by the Investors have been allocated, and second, pro rata among the Company and any Third-Party Sellers, in each case on the basis of the relative number of shares of sommon Stock or warrants originally proposed to be offered for sale under such registration by each of the Investors, the Company and the Third-Party Sellers, as the case may be. If as a result of the proration provisions of this Section 2(d)(ii), any Investor is not entitled to include all such Registrable Securities in such registration, such Investor may elect to withdraw its request to include any Registrable Securities in such registration. With respect to registrations pursuant to this
Section 2(d), the number of securities required to satisfy any underwriters' over-allotment option shall be allocated among the Company, the Investors and any Third Party Seller pro rata on the basis of the relative number of securities offered for sale under such registration by each of the Investors, the Company and any such Third Party Sellers before the exercise of such over-allotment option.

      3. Obligations of the Company

      In connection with the registration of the Registrable Securities, the Company shall:

      (a) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of five years from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period"); however, if such Registration Statement is not continuously effective (A) throughout the entire five year period commencing on the Effective Time or (B) for the Registration Period, whichever period is shorter, the Company agrees to pay the Holder the Liquidated Damage Rate of 2% of the Stated Value of the outstanding Preferred Shares for each 30 day period in which the Registration Statement is not effective during the Effective Time or the Registration Period, whichever may be shorter, and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3(a), the Company may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed 60 days (whether or not consecutive) in any 12-month period if the Board of Directors of the Company determines in good faith that because of valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use the Company provides the Investors with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Investors with written notice of the termination of such suspension;

      (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

      (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide (A) draft copies thereof to the Investors and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose and (B) to the Investors a copy of the accountant's consent letter to be included in the filing and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such

Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

      (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Investors who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general taxation in any such jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;

      (e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

      (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

      (g) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

      (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

      (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investor may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the

Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

      (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

      (k) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

      (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

      (m) (i) Make reasonably available for inspection by Investors, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Investors or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Investors or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material nonpublic information shall be kept confidential by such Investors and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of Investors and other parties;

      (n) In connection with any underwritten offering, make such representations and warranties to the Investors participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

      (o) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

      (p) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

      (q) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any; and

      (r) In the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

      4. Obligations of the Investors

      In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

      (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of its Registrable Securities included in the Registration Statement. If at least two business days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor and have no further obligations to the Non-Responsive Investor;

      (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and

      (c) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

      5. Expenses of Registration

      All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees of one firm of counsel to the holders of a majority in interest of the Registrable Securities shall be borne by the Company.

      6. Indemnification and Contribution

      (a) The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

      (b) Indemnification by the Investors and Underwriters. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no Investor or underwriter shall be liable under this Section 6(b) for any amount in excess of the net proceeds paid to such Investor or underwriter in respect of shares sold by it, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

      (c) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

      (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this
Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

      (e) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

      (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

      7. Rule 144

      With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to:

      (a) comply with the provisions of paragraph (c) (1) of Rule 144;

      (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to
Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by Rule 144, so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144; and

      (c) provide any necessary legal documents, including a legal opinion of the Company's counsel which provides that the Registrable Securities can be sold pursuant to Rule 144 if such rule is available and applicable to the sale and all requested documentation, including, but not limited to, appropriate representations and warranties, have been received from the Initial Investor.

      8. Assignment

      The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any permitted transferee of all or any portion of such Registrable Securities (or all or any portion of any Preferred Shares of the Company which is convertible into such securities) only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

      9. Amendment and Waiver

      Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company.

      10. Changes in Common Stock

      If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, reverse split, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

      11. Miscellaneous

      (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

      (b) If, after the date hereof and prior to the Commission declaring the Registration Statement to be filed pursuant to Section 2(a) effective under the Securities Act, the Company grants to any Person any registration rights with respect to any Company securities which are more favorable to such other Person than those provided in this Agreement, then the Company forthwith shall grant (by means of an amendment to this Agreement or otherwise) identical registration rights to all Investors hereunder.

      (c) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails, as follows:

      (i)   if to the Company, to:

                      Chell Group Corporation
                      14 Meteor Drive
                      Toronto, Ontario, M9W 1A4
                      Canada
                      Attention: Don Pagnutti
                      (416) 675-6666
                      (416) 675-6284

            with a copy to:

                      Mintz & Fraade, P.C.
                      488 Madison Avenue, Suite 1100
                      New York, NY 10022
                      Attention: Frederick M. Mintz, Esq.
                      (212) 486-2500
                      (212) 486-0701 (Fax)

      (ii)  if to the Initial Investor, to:

                      Triton Private Equities Fund L.P.
                      220 Executive Center
                      225 N. Market Street
                      Wichita, KS 67202
                      Attention: John C. Tausche
                      (316) 262-8874
                      (316) 267-0204
            with a copy to:

                      David S. Hamilton, Esq.
                      5699 Kanan Road #251
                      Agoura Hills, CA 91301
                      (818) 735-0050
                      (818) 879-5449 (Fax)

            (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company.

The Company, the Initial Investor or any Investor may change the foregoing address by notice given pursuant to this Section 11(c).

      (d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      (e) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

      (f) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (g) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in interest of the Registrable Securities, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respect to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date the Registration Statement to be filed pursuant to Section 2(a) is declared effective by the Commission.

      (h) This Agreement and the Securities Exchange Agreement by and between the Company and the Initial Investor constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the Securities Exchange Agreement, and the Certificate of Designation supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

      (i) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      (j) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      (k) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

      (l) The Company acknowledges that any failure by the Company to perform its obligations under Section 2 and 3, or any delay in such performance could result in direct damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by such failure or delay.

      (m) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                            [SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                        CHELL GROUP CORPORATION

                                        By: ____________________________________
                                        Name:
                                        Title:


                                        TRITON PRIVATE EQUITIES FUND, L.P.

                                        BY: TRITON CAPITAL MANAGEMENT, LLC.
                                            GENERAL PARTNER

                                            By: ________________________________
                                            Name:  John C. Tausche
                                            Title: Managing Member